Exhibit 10.26

PLEDGE AGREEMENT

PLEDGE AGREEMENT, dated the 24th day of March, 2016, to be effective as of the 1st day of March, 2016 (the “Effective Date”), made by BLUELINX HOLDINGS INC., a Delaware corporation (“BlueLinx Pledgor’’) and ABP MD (BALTIMORE) LLC, a Delaware limited liability company (“Baltimore Pledgor”; BlueLinx Pledgor and Baltimore Pledgor are referred to collectively as “Pledgor”), in favor of U.S. BANK NATIONAL ASSOCIATION, A NATIONAL BANKING ASSOCIATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE UNITED STATES OF AMERICA, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY IN ITS CAPACITY AS TRUSTEE FOR THE REGISTERED HOLDERS OF WACHOVIA BANK COMMERCIAL MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C27 and WELLS FARGO BANK, N.A., AS TRUSTEE FOR THE REGISTERED HOLDERS OF BANC OF AMERICA COMMERCIAL MORTGAGE INC., COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4 jointly, the “Secured Party”).

RECITALS

WHEREAS, on or about June 9, 2006 (the “Loan Origination Date”), the entities set forth on Exhibit A attached hereto, each a Delaware limited liability company (“Borrowers”), certain Affiliates (as such term is defined below) of Borrowers (such Affiliates, together with Borrowers, the “Original Borrowers”), and German American Capital Corporation, a Maryland corporation (“Original Lender”) entered into the Loan and Security Agreement dated June 9, 2006 (as such agreement has been amended, modified, and restated from and after the Loan Origination Date, the “Loan Agreement”) pursuant to which Original Lender loaned to Original Borrowers the sum of $295,000,000 (the “Loan”), which Loan is evidenced or secured by, among others, the Loan Documents (as defined below). For all purposes, this Agreement shall constitute a Loan Document after the Effective Date;

WHEREAS, the Loan Documents, except for Amended and Restated Notes A-1 and A-2, were assigned, and Amended and Restated Note A-2 (“Note A-2”) was endorsed, to Wachovia Bank, National Association, then to Wells Fargo Bank, N.A., as Trustee for the Registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C27, then to Bank of America, N.A. as successor Trustee for the Registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C27, and then to Lender, and Amended and Restated Note A-1 (“Note A-1”; Note A-1 and Note A-2 are referred to collectively as the “Notes”) was endorsed to Wachovia Bank, National Association and then to Wells Fargo Bank, N.A., as Trustee for the Registered Holders of Banc of America Commercial Mortgage, Inc., Commercial Mortgage Pass-Through Ce1iificates, Series 2006-4. Secured Party is the holder of the Notes and has authority to enter into this Agreement;

WHEREAS, the Loan Agreement has been amended by that certain First Amendment to Loan and Security Agreement dated December 17, 2008, that ce1iain Second Amendment to Loan and Security Agreement dated December 30, 2008, that certain Third Amendment to Loan and Security Agreement dated May 22, 2009, that certain Fourth Amendment to Loan and Security Agreement dated February 18, 2011, that certain Fifth Amendment to Loan and Security Agreement dated July 12, 2011; that ce1iain Sixth Amendment to Loan and Security Agreement dated December 30, 2011; that certain Seventh Amendment to Loan and Security Agreement dated December 30, 2011; that certain Eighth Amendment to Loan and Security Agreement dated March 20, 2012; that certain Ninth Amendment to

Loan and Security Agreement dated March 21, 2012; that certain Tenth Amendment to Loan and Security Agreement dated March 27, 2012; that certain Eleventh Amendment to Loan and Security Agreement dated September 19, 2012; that certain Twelfth Amendment to Loan and Security Agreement dated September 19, 2012; that certain Thirteenth Amendment to Loan and Security Agreement dated September 13, 2013; that certain Fourteenth Amendment to Loan and Security Agreement dated November 26, 2013; that certain Fifteenth Amendment to Loan and Security Agreement dated May 16, 2014; and that certain Sixteenth Amendment to Loan and Security Agreement dated March 4, 2016;

WHEREAS, BlueLinx Pledgor executed a Guaranty of Recourse Obligations dated as of the Loan Origination Date (the “Guaranty”) and an Environmental Indemnity dated as of the Loan Origination Date (the “Environmental Indemnity”) in favor of Original Lender with respect to certain recourse obligations of Borrowers more fully set forth in section 18.1.2 of the Loan Agreement and certain other obligations of Original Borrowers arising under the Loan Documents, as more fully set forth in the Guaranty and Environmental Indemnity (the “BlueLinx Recourse Obligations”);

WHEREAS, Baltimore Pledgor executed a Guaranty dated as of the Loan Origination Date (the “IDOT Guaranty”) in favor of Original Lender with respect to certain recourse obligations of Borrowers more fully set forth in section 18.1 of the Loan Agreement, as more fully set forth in the IDOT Guaranty (the “Baltimore Recourse Obligations”; the BlueLinx Recourse Obligations and the Baltimore Recourse Obligations are referred to collectively as the “Recourse Obligations”));

WHEREAS, BlueLinx Pledgor is the direct owner of one hundred percent (100%) of the limited liability company membership interests in Borrowers (other than ABP MD (Baltimore) Subsidiary LLC) in Baltimore Pledgor, and Baltimore Pledgor is the direct owner of one hundred percent (100%) of the limited liability company membership interests in ABP MD (Baltimore) Subsidiary LLC;

WHEREAS, Pledgor has benefitted and will continue to benefit directly and indirectly from the extensions of credit made to Borrowers and Baltimore Pledgor pursuant to the Loan Agreement and the IDOT Guaranty; and

WHEREAS, Secured Party and Borrowers have agreed to modify the Loan Documents on the terms and conditions set forth in that certain Seventeenth Amendment to Loan and Security Agreement dated on or about the Effective Date (the “Seventeenth Amendment”), subject to the condition precedent that Pledgor execute and deliver to Secured Party this Pledge Agreement in order to secure the obligations of Pledgor pursuant to the Guaranty and Environmental Indemnity.

NOW, THEREFORE, in consideration of the premises and to induce Secured Party to enter into the Seventeenth Amendment, Pledgor hereby agrees with Secured Party, as follows:

1.Defined Terms.

Unless otherwise defined herein, capitalized terms which are defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not to any particular provision of this Pledge Agreement, and section and paragraph references are to this Pledge Agreement unless otherwise specified.

The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

The following terms shall have the following meanings:

“Additional Pledged LLC Interest”: as defined in any supplement to this Pledge Agreement delivered pursuant to Section (e) hereof.

“Additional Pledged Partnership Interest”: as defined in any supplement to this Pledge Agreement delivered pursuant to Section (e) hereof.

“Additional Pledged Stock”: as defined in any supplement to this Pledge Agreement delivered pursuant to Section (e) hereof.

“Bankruptcy Event”: the occurrence of an Event of Default under either section
17.l (a)(vi) or 17.l(a)(vii) of the Loan Agreement.

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a Corporation, including, without limitation, all rights to participate in the operation or management of the Corporation and all rights to properties, assets and distributions (except as otherwise provided herein) under the by-laws in respect of such capital stock or other interests, together with all certificates, options or rights of any nature whatsoever which may be issued or granted by any of the Issuers to any of Pledgors in respect of such Capital Stock while this Pledge Agreement is in effect.

“Control Rights”: with respect to any Limited Liability Company, all of Pledgor’s right and status to participate in the management of the business and affairs of such Limited Liability Company.

“Corporation”: any Person identified in this Pledge Agreement as a corporation or recognized by the Laws pursuant to which it is organized as a corporation.

“Delaware LLC Act”: the Delaware Limited Liability Company Act, Delaware Code Annotated, Title 6, §§ 18-101 et seq., as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

“Delaware UCC”: the Delaware Uniform Commercial Code, Delaware Code Annotated, Title 6, §§ 18-101 et seq., as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

“Economic Interests”: all of Pledgor’s distributions, profits or economic interests from a Limited Liability Company, and the right, title and interest of Pledgor to receive any such distributions, profits or economic interests, including for any limited liability company organized under Delaware law, any “limited liability company interest” (as such term is defined in Section 18-101(8) of the Delaware LLC Act”.

“Excluded Collateral”: any Capital Stock, LLC Interest, Partnership Interest or other equity interest of Pledgor in or to any Person, other than the Borrowers and Baltimore Pledgor.

“Governing Documents”: with respect to (a) a corporation, its articles or certificate of incorporation, continuance or amalgamation and by-laws, (b) a partnership, its certificate of limited partnership or partnership declaration, as applicable, and partnership agreement, (c) a limited liability company, its certificate of formation and operating agreement and (d) any other Person, the other organizational or governing documents of such Person.

“Issuer”: any Corporation, Limited Liability Company or Partnership, the Capital Stock of which has been pledged by a Pledgor hereunder. The Issuers as of the Closing Date are set f01ih on Schedule I.

“Limited Liability Company”: any Person identified in this Pledge Agreement as a limited liability company or recognized by the Laws pursuant to which it is organized as a limited liability company.

“Limited Liability Company Agreement”: as to any Limited Liability Company, its certificate of formation and operating agreement or other Governing Documents, as each may be amended, supplemented or otherwise modified from time to time.

“LLC Interest”: any Limited Liability Company membership interest, limited liability company interest, economic interest, or other interest in a Limited Liability Company, including, without limitation, (a) all rights to participate in the operation or management of the Limited Liability Companies and all rights to properties, assets, member interests and distributions (except as otherwise provided herein) under the Limited Liability Company Agreements in respect of such membership interests or other interests, (b) all rights in and to the Limited Liability Company Agreement and the other Governing Documents of any Limited Liability Company, and (c) all Economic Interests, Control Rights, and Ownership Interests, together with all certificates, options or rights of any nature whatsoever which may be issued or granted by any of the Issuers to Pledgor in respect of the LLC Interests while this Pledge Agreement is in effect.

“Loan Documents”: (a) the Loan Agreement and the “Loan Documents” defined in the Loan Agreement, (b) each other agreement, document, or instrument providing for, evidencing, guaranteeing, or securing an Obligation under the Loan Agreement, (c) any other document or instrument executed or delivered at any time in connection with Borrowers’ Indebtedness under the Loan Agreement, including any guaranty of or grant of Collateral to secure such Indebtedness, (d) any intercreditor or joinder agreement to which Secured Party are parties, and (e) each other agreement, document, or instrument providing for, evidencing, guaranteeing, or securing any debtor in possession financing provided by or consented to in writing by Secured Party in any Bankruptcy Event in which Borrowers or Pledgor is a debtor or the subject of such proceeding.

“Ownership Interests”: all of Pledgor’s right, title and status as a member, partner or limited partner in a Limited Liability Company, including Pledgor’s status as a “member” (as such term is defined in Section 18-101(11) of the Delaware LLC Act”).

“Partnership”: any Person identified in this Pledge Agreement as a partnership or recognized by the Laws pursuant to which it is organized as a partnership.

“Partnership Agreement”: as to any Partnership, its certificate of formation, if applicable, and partnership agreement or other Governing Documents, as each may be amended, supplemented or otherwise modified from time to time.

“Partnership Interest”: any partnership interest, economic interest, or other interest in a Partnership, including, without limitation, all rights to participate in the operation or management of the Partnerships and all rights to properties, assets, partnership interests and distributions (except as otherwise provided herein) under the Partnership Agreements in respect of such partnership interests or other interests, together with all certificates, options or rights of any nature whatsoever which may be issued or granted by any of the Issuers to Pledgor in respect of the Partnership Interests while this Pledge Agreement is in effect.

“Person”: any natural person, corporation, limited liability company, trust, business trust, joint venture, association, company, partnership, governmental authority, or other entity.

“Pledge Agreement”: this Pledge Agreement, as amended, supplemented or otherwise modified from time to time.

“Pledged Collateral”: the Pledged Stock, the Pledged LLC Interests, the Pledged Partnership Interests, and all Proceeds, other than the Excluded Collateral.

“Pledged LLC Interest”: any and all of Pledgor’s LLC Interests in the Limited Liability Companies set forth in Schedule I attached hereto and any Additional Pledged LLC Interest at any time pledged pursuant to Section S(e), including, without limitation, all its rights to participate in the operation or management of the Limited Liability Companies and all its rights to properties, assets, member interests and distributions (except as otherwise provided herein) under the Limited Liability Company Agreements in respect of such LLC Interests, together with all certificates, options or rights of any nature whatsoever which may be issued or granted by any of the Issuers to Pledgor in respect of the Pledged LLC Interests while this Pledge Agreement is in effect.

“Pledged Partnership Interest”: any and all of Pledgor’s Partnership Interests in the Partnerships set forth in Schedule I attached hereto and any Additional Pledged Partnership Interest at any time pledged pursuant to Section S(e), including, without limitation, all its rights to participate in the operation or management of the Partnerships and all its rights to properties, assets, partnership interests and distributions (except as otherwise provided herein) under the Partnership Agreements in respect of such Partnership Interests, together with all certificates, options or rights of any nature whatsoever which may be issued or granted by any of the Issuers to Pledgor in respect of the Pledged Partnership Interests while this Pledge Agreement is in effect.

“Pledged Stock’’: any and all of Pledgor’s Capital Stock in the Corporations as set forth on Schedule I attached hereto, together with all stock certificates, options or rights of any nature whatsoever which may be issued or granted by any of the Issuers to Pledgor in respect of the Pledged Stock while this Pledge Agreement is in effect, together with any Additional Pledged Stock at any time pledged pursuant to Section S(e).

“Pledgor”: as defined in the Preamble hereto.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include, without limitation, all dividends, distributions or other income from the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests or collections thereon with respect thereto.

“Second Lien”: as defined in section 4(e) of this Agreement.

“Second Lien Pledge Agreement”: as defined in section 4(e) of this Agreement.

“Second Lien Secured Party”: as defined in section 4(e) of this Agreement.

“Secured Obligations”: all obligations of Holdings in favor of Secured Party arising under the Guaranty and Environmental Indemnity or otherwise in respect of Borrowers’ Indebtedness under the Loan Agreement.
“Securities Act”: the Securities Act of 1933, as amended.

“Security”: as defined in Article 8-102(15) of the UCC.

“UCC”: the Uniform Commercial Code from time to time in effect in the State of New York or, as the context requires, any other applicable jurisdiction.

2.Pledge; Grant of Security Interest. Subject to the terms hereof, each Pledgor hereby delivers, pledges and assigns, and transfers, as appropriate, to Secured Party all the Pledged Collateral in which it has any right, title or interest, and hereby grants to Secured Party a first priority security interest in the Pledged Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations.

3.Transfer Powers. Concurrently with the delivery to Secured Party of each certificate, if any, representing one or more shares of the Pledged Stock, Pledged LLC Interest or Pledged Partnership Interest which is a Security, Pledgor shall deliver an undated stock power or transfer power covering such certificate, duly executed in blank.

4.	Representations and Warranties. Pledgor represents and warrants that:

(a)the shares of Pledged Stock listed on Part A of Schedule I as owned by Pledgor, as supplemented from time to time, constitute all the issued and outstanding shares of all classes of the Capital Stock of the Borrowers owned by Pledgor and are represented by the certificates listed thereon;

(b)the Pledged LLC Interests listed on Part B of Schedule I as owned by Pledgor, as supplemented from time to time, constitute all the issued and outstanding LLC Interests of all classes of the Borrowers owned by Pledgor and are represented by the certificates listed thereon, and such Pledged LLC Interests are Securities governed by Article 8 of the UCC;

(c)the Pledged Partnership Interests listed on Part C of Schedule I as owned by Pledgor, as supplemented from time to time, constitute all the issued and outstanding Partnership Interests of all classes of the Borrowers owned by Pledgor and are represented by the certificates listed thereon, if such Pledged Partnership Interests are Securities;

(d)all the shares, units or other interests of the Pledged Stock, the Pledged LLC Interests and the Pledged Partnership Interests have been duly and validly issued and are fully paid and, to the extent that such shares are assessable by their nature, nonassessable;

(e)Pledgor is the record and beneficial owner of, and has title to, the Pledged Collateral pledged by it, free of any and all Liens or options in favor of any other Person, except the Lien created by this Pledge Agreement, and the second priority Lien (the “Second Lien”) in favor of Wells Fargo Bank, National Association Successor by Merger to Wachovia Bank, National Association, Successor by Merger to Congress Financial Corporation, as administrative and collateral agent for the Second Lien Lenders and for the Bank Product Providers (“Second Lien Secured Party”) pursuant to a Pledge Agreement in favor of Second Lien Secured Party, in form and substance acceptable to Secured Party (“Second Lien Pledge Agreement”);

(t) each of the Borrowers and Baltimore Pledgor is organized under the laws of a political subdivision of the United States;

(g)upon delivery to Secured Party of the certificates evidencing the Pledged Stock, the certificates evidencing the Pledged LLC Interests (to the extent constituting Securities), if any, or the certificates evidencing the Pledged Partnership Interests (to the extent constituting Securities), if any (and assuming the continuing possession by Secured Party of such certificates in accordance with the requirements of applicable law), the Liens granted pursuant to this Pledge Agreement in the Pledged Collateral evidenced by such certificates shall constitute perfected Liens in favor of Secured Party on the Pledged Collateral as collateral security for the Secured Obligations, which Liens will be prior to all other Liens on the Pledged Collateral of Pledgor;

(h)upon the filing of UCC-1 (or equivalent) financing statements in the jurisdictions referenced on Schedule II or in a supplement thereto, the Liens granted pursuant to this Pledge Agreement on that portion of the Pledged Collateral not perfected as described in Section 4(g) shall constitute perfected Liens in favor of Secured Party, on behalf and for the ratable benefit of Secured Party, on such Pledged Collateral as collateral security for the Secured Obligations, which Liens will be prior to all other Liens on such Pledged Collateral of Pledgor;

(i)the Pledged Partnership Interests (i) are not dealt in or traded on securities exchanges or in securities markets, (ii) do not constitute investment company securities, (iii) are not held in a securities account (in each case within the meaning of Section 8-103(c) of the UCC), and (iv) are not by their terms a “security” under Article 8 of the UCC;

G) each Issuer of the Pledged LLC Interest has opted into Article 8 of the Delaware UCC pursuant to Section 8-103(c) of the Delaware UCC and such Pledged LLC Interests constitute Securities and each such Pledged LLC Interest is evidenced by a certificated security under the UCC which has been delivered to Secured Party pursuant to this Pledge Agreement and is being held by Secured Party in accordance with the terms of the Intercreditor Agreement.

(k) all consents of each member or partner in each Limited Liability Company or Pai1nership to the grant of the security interests provided hereby and to the transfer of the Pledged LLC Interests or Pledged Partnership Interests, as the case may be, to Secured Party or its designee pursuant to the exercise of any remedies under Section 8 have been obtained and are in full force and effect;

(l) Pledgor’s location (for purposes of Section 9-307 of the UCC) is the place specified for Pledgor on Schedule II and, for the four (4) months preceding the date hereof, Pledgor’s location has not been any place other than the place specified on Schedule II. Pledgor, if not a “registered organization” as defined in the UCC, is so designated on Schedule II and has only one place of business, the location of which is at the place specified for Pledgor on Schedule II; and

(m)    (i) the exact legal name of Pledgor is as specified for Pledgor on Schedule II; and
(ii) Pledgor has not changed its legal name in the twelve (12) months preceding the date hereof.

5.Covenants. Pledgor hereby agrees that, from and after the date of this Pledge Agreement until the Secured Obligations are paid in full:

(a)    If Pledgor shall, as a result of its ownership of any Pledged Collateral, become entitled to receive or shall receive any stock certificate, partnership interest certificate or membership interest certificate or similar certificate evidencing such interest (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution for, as a conversion of, or in exchange for any shares of any Pledged Collateral, or otherwise in respect thereof, Pledgor shall accept the same as Secured Party’s agent, hold the same as collateral in trust for Secured Party and deliver the same forthwith to Secured Party in the exact form received, and duly indorsed by Pledgor to Secured Party, if required, together with an undated stock or transfer power covering such certificate duly executed in blank and with, if Secured Party so requests, signature guaranteed, to be held by Secured Party, on behalf and for the ratable benefit of Secured Party, subject to the terms hereof as additional collateral security for the Secured Obligations. Any sums or other property paid upon or in respect of any Pledged Collateral upon the liquidation or dissolution of any of the Borrowers, to the extent (i) not prohibited under the Loan Agreement, or (ii) otherwise approved by Secured Patty, may be retained by Pledgor and used for purposes not inconsistent with the Loan Documents (including, without limitation, permitted investments in new or existing Subsidiaries), and otherwise shall be paid over to Secured Party to be held by it hereunder on behalf and for the ratable benefit of Secured Party as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of any Pledged Collateral or any property shall be distributed upon or with respect to any Pledged Collateral pursuant to the recapitalization or reclassification of the capital of any of the Borrowers or pursuant to the reorganization thereof, the property so distributed, to the extent (i) not prohibited under the Loan Agreement, or (ii) otherwise approved by Secured Party, may be retained by Pledgor and used for purposes not inconsistent with the Loan Documents (including, without limitation, permitted investments in new or existing Subsidiaries), and otherwise, shall be delivered to Secured Party to be held by it subject to the terms hereof, as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of any Pledged Collateral shall be received by Pledgor and required to be paid to or delivered to Secured Party hereunder, Pledgor shall, until such money or property is paid or delivered to Secured Party, hold such money or property in trust for Secured Party and Secured Party segregated from other funds of Pledgor, as additional collateral security for the Secured Obligations.

(b)    Without the prior written consent of Secured Party, Pledgor will not (i) vote to enable, or take any other action to permit, any of the Issuers to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any of the Issuers, unless such securities are delivered to Secured Party, concurrently with the issuance thereof, to be held by Secured Party as Pledged Collateral, or are otherwise pledged to Secured Party hereunder, or
(ii) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, any Pledged Collateral, except as otherwise provided in the Loan Agreement and the Second Lien Pledge Agreement, or (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Collateral, or any interest therein, except for the Lien provided for by this Pledge Agreement and the Second Lien, or (iv) enter into any agreement or undertaking restricting the right or ability of Pledgor or Secured Party to sell, assign or transfer any of the Pledged Collateral, other than pursuant to the Second Lien Pledge Agreement.

(c)    Pledgor shall maintain the security interest created by this Pledge Agreement as a first priority, perfected security interest and shall defend such security interest against the claims and demands of all other Persons. At any time and from time to time, upon the written request of Secured Party, and at the sole expense of Pledgor, Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as Secured Party may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted, including, without limitation, (i) the filing of any financing statements, financing change statements or amendments to financing statements or continuation statements under the UCC or any similar personal property security legislation in effect in any jurisdiction with respect to the Liens created hereby and (ii) taking any actions necessary to enable Secured Party to take delivery of the Pledged Collateral or to obtain “control” (within the meaning of the UCC) with respect thereto. If any amount payable under or in connection with any of the Pledged Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to Secured Party, duly endorsed in a manner satisfactory to Secured Party, to be held as Pledged Collateral pursuant to this Pledge Agreement.

(d)    Pledgor covenants and agrees that with respect to all LLC Interests, including, without limitation, all Pledged LLC Interests, Pledgor shall at all times provide that (i) the LLC Interests shall constitute Securities and shall be governed by Article 8 of the UCC and (ii) the LLC Interests shall at all times be a certificated security evidenced by a security certificate under Article 8 of the UCC. Each of Pledgor, and by their signatures in the attached Acknowledgement and Consent, the Issuers, shall not, directly or indirectly, amend, modify or alter any of the Limited Liability Company Agreements or any of the other Governing Documents of any Limited Liability Company to opt out of Article 8 of the UCC or otherwise, directly or indirectly, to make the LLC Interests, including without limitation, the Pledged LLC Interests, no longer subject to Article 8 of the UCC. Within 30 days of the date hereof, Pledgor and Issuers shall deliver to Secured Party, in form and substance acceptable to Secured Party, an acknowledgement consenting to the provisions in the Pledge Agreement in favor of Secured Party with the delivery of the amended and restated Limited Liability Company Agreement with respect to the Issuers.

(e)    If Pledgor shall at any time hold or acquire any shares or other interests of any Person which is not an Issuer hereunder but becomes an obligor under the Loan Agreement, Pledgor shall (i) promptly deliver such Equity Interests, and all certificates evidencing the same, to Secured Party to be held as additional collateral security for the Secured Obligations hereunder, (ii) promptly deliver to Secured Party a supplement to this Pledge Agreement, substantially in the form of Exhibit B to this Pledge Agreement, duly completed, adding such Equity Interests to Schedule I hereto, and (iii) promptly cause such Subsidiary to execute and deliver an acknowledgment and consent substantially in the form appended as Annex I to Exhibit B to this Pledge Agreement.

(f)    Pledgor will not (i) without prior written notice to Secured Party, change its location (for purposes of Section 9-307 of the UCC) from that specified in Section 4(k),
(ii)without prior written notice to Secured Party, change its name, identity or structure or
(iii)unless prior written notice to such effect shall have been given and any filing under the UCC as Secured Party may reasonably request to maintain the perfected security interest granted hereto has been made, reorganize under the laws of another jurisdiction or as a different type of entity.

(g)    Pledgor acknowledges and agrees that (i) to the extent each interest in any Partnership or Limited Liability Company controlled now or in the future by Pledgor and pledged hereunder is a Security, such interest shall be certificated, and (ii) each such interest shall at all times hereafter continue to be such a Security and represented by such certificate. Pledgor further acknowledges and agrees that with respect to any interest in any Limited Liability Company or Partnership controlled now or in the future by Pledgor and pledged hereunder that is not a Security Pledgor shall at no time elect to treat any such interest as a “Security”, nor shall such interest be represented by a certificate, unless Pledgor provides prior written notification to Secured Party of such election and such interest is thereafter represented by a certificate that is promptly delivered to Secured Party pursuant to the terms hereof.

6.	Cash Dividends: Voting Rights.

Unless an Event of Default shall have occurred and be continuing and Secured Party shall have given notice to Pledgor of Secured Party’s intent to exercise its corresponding rights pursuant to Section 7 below, Pledgor shall be permitted to receive all cash distributions and dividends paid in the normal course of business of the Issuers in respect of the Pledged Collateral, to the extent permitted under the Loan Agreement, and to exercise all voting, corporate (with respect to Pledged Stock), member (with respect to Pledged LLC Interests) and partnership (with respect to Pledged Partnership Interests) rights with respect to the Pledged Collateral.

Notwithstanding Section 60, Pledgor agrees that no vote shall be cast or corporate, partnership or member right exercised or other action taken which would subordinate, invalidate, or eliminate the Liens granted hereunder or which would be inconsistent with or violate any provision of the Loan Agreement, this Pledge Agreement or any other Loan Document.

7.	Rights of Secured Party.

(a)    After the occurrence and during the continuance of an Event of Default it is agreed that all Proceeds received by Pledgor hereunder consisting of cash, checks and other near-cash items shall be held by Pledgor in trust for Secured Party, segregated from other funds of Pledgors. Such Proceeds shall, promptly upon receipt by Pledgor, be (i) turned over to Secured Party in the exact form received by Pledgor (duly endorsed by Pledgor to Secured Party, if required) to be held by Secured Party during the continuance of such Event of Default or (ii) deposited into a Proceeds Reserve Account and, to the extent not prohibited under the Loan Documents, such amounts so deposited in a Proceeds Reserve Account may be used for purposes permitted under the Loan Documents. Any and all such Proceeds held by Secured Party or held by Pledgor in trust for Secured Party shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 8(a).

(b)    If an Event of Default shall occur and be continuing and Secured Party shall give notice of its intent to exercise such rights to Pledgor: (i) Secured Party shall have the right to receive any and all cash dividends or other cash distributions paid in respect of the Pledged Collateral and make application thereof to the Secured Obligations in the order provided in Section 8(a), and (ii) at the request of Secured Party, all shares of the Pledged Stock, all Pledged LLC Interests and all Pledged Partnership Interests shall be registered in the name of Secured Party or its nominee, and Secured Party or its nominee may thereafter exercise (A) all voting, corporate or other rights pertaining to such shares of the Pledged Stock at any meeting of shareholders of any of the Issuers or otherwise; (B) all members rights, powers and privileges with respect to the Pledged LLC Interests to the same extent as a member under the applicable Limited Liability Company Agreement; (C) all partnership rights, powers and privileges with respect to the Pledged Partnership Interests to the same extent as a partner under the applicable Partnership Agreement; and (D) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged Collateral as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate, partnership or company structure of any of the Issuers, or upon the exercise by Pledgor or Secured Party of any right, privilege or option pertaining to such shares or interests of the Pledged Collateral, and in connection therewith, the right to deposit and deliver any and all of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it, but Secured Party shall have no duty to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing. Subject to the foregoing, Secured Party hereby agrees that all shares of Pledged Stock, all Pledged LLC Interests and all Pledged Partnership Interests, as the case may be, registered in the name of Secured Party pursuant to clause (ill of this Section 70 shall be re-registered in the respective Pledger’s name if such Event of Default is cured prior to acceleration or is waived and no Event of Default is then continuing.

(c)    The rights of Secured Party hereunder shall not be conditioned or contingent upon the pursuit by Secured Party of any right or remedy against any of the Borrowers or against any other Person which may be or become liable in respect of all or any part of any of the Obligations or against any other collateral security therefor, guarantee thereof or right of offset with respect thereto. Secured Party shall not be liable for any failure to demand, collect or realize upon all or any part of the Pledged Collateral or for any delay in doing so, nor shall it be under any obligation to sell or otherwise dispose of any Pledged Collateral upon the request of Pledger or any other Person or to take any other action whatsoever with regard to the Pledged Collateral or any part thereof.

8.	Remedies.

(a)    If an Event of Default shall have occurred and be continuing, at any time at Secured Party’s election, Secured Party may apply all or any part of the Proceeds of the Pledged Collateral in payment of the Secured Obligations as specified in the Loan Agreement.

(b)    If an Event of Default shall occur and be continuing, Secured Party may exercise, in addition to all other rights and remedies granted to it in this Pledge Agreement, the Loan Documents (including all of the Security Instrument) and in any other instrument or agreement securing, evidencing or relating to any of the Secured Obligations, all rights and remedies of a secured party under the UCC. In such circumstances, without limiting the generality of the foregoing, Secured Party, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon Pledgor, any of the Issuers or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived to the extent permitted under the governing law specified in the Loan Agreement), may transfer all or any part of the Pledged Collateral into Secured Party’s name or the name of its nominee or nominees, and/or may forthwith collect, receive, appropriate and realize upon the Pledged Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Pledged Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker’s board or office of Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk and/or may take such other actions as may be available under applicable law. Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Pledged Collateral so sold, free of any right or equity of redemption in Pledgor, which right or equity is hereby waived or released. Secured Party shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Pledged Collateral or in any way relating to the Pledged Collateral or the rights of Secured Party and the other Secured Party arising out of the exercise by Secured Party hereunder, including, without limitation, documented fees and disbursements of counsel, to the payment in whole or in part of the Secured Obligations, in such order as is provided in Section 8(a), and only after such application and after the payment by Secured Party of any other amount required by any provision of law, including, without limitation, Section 9-615 of the UCC, need Secured Party account for the surplus, if any, to Pledgor, subject to the rights, if any, of Second Lien Secured Party under the Intercreditor Agreement of even date herewith. To the extent permitted by Applicable Law, Pledgor waives all claims, damages and demands it may acquire against Secured Party or any other Secured Party arising out of the exercise by Secured Party or any other Secured Party of any of its rights hereunder. If any notice of a proposed sale or other disposition of Pledged Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) business days before such sale or other disposition. Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of Pledged Collateral are insufficient to pay the Secured Obligations (including the fees and disbursements of counsel employed by Secured Party to collect such deficiency to the extent provided therefor in Section 19.12 of the Loan Agreement).

9.	Registration Rights; Private Sales.

(a)    If Secured Party shall determine to exercise its right to sell any or all of the shares of Pledged Stock, any or all of the Pledged LLC Interests or any or all of the Pledged Partnership Interests pursuant to Section 8 hereof after the occurrence and during the continuance of an Event of Default, and if in the reasonable opinion of Secured Party it is necessary or advisable to have the Pledged Stock and/or the Pledged LLC Interests and/or the Pledged Partnership Interests, or that portion thereof to be sold, registered under the provisions of the Securities Act, Pledgor will cause any or all of the Issuers to (i) execute and deliver, and cause the officers of such Issuers to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of Secured Party, necessary or advisable to register the shares of Pledged Stock and/or the Pledged LLC Interests and/or the Pledged Partnership Interests or that portion of them to be sold, under the provisions of the Securities Act, (ii) to use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the shares of Pledged Collateral, or that portion thereof to be sold, and (iii) to make all amendments thereto and/or to the related prospectus which, in the opinion of Secured Party, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Pledgor agrees to cause the Issuers to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which Secured Party shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 1l(a) of the Securities Act.

(b)    Pledgor recognizes that Secured Party may be unable to effect a public sale of any or all the Pledged Collateral, by reason of ce1tain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to Secured Party than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Secured Party shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the Issuers to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Issuers would agree to do so.

(c)    Pledgor further agrees to use its reasonable efforts to do or cause to be done all such other acts as may be necessary to make any sale or sales of all or any portion of the Pledged Collateral pursuant to this Pledge Agreement valid and binding and in compliance with any and all other applicable Requirements of Law. Pledgor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to Secured Party and Secured Party, that Secured Party and Secured Party have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Loan Agreement.

10.Irrevocable Authorization and Instruction to Issuers.    Pledgor hereby authorizes and instructs each Issuer to comply with any instruction received by it from Secured Party in writing that
(a)states that an Event of Default has occurred and is continuing and (b) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from Pledgor, and Pledgor agrees that each Issuer shall be fully protected in so complying.

11.	Agent’s Appointment as Attorney-in-Fact.

(a)    Pledgor hereby irrevocably constitutes and appoints Secured Party and any officer or agent of Secured Pa1ty, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Pledgor and in the name of Pledgor or in Secured Party’s own name, from time to time in Secured Party’s discretion, for the purpose of carrying out the terms of this Pledge Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Pledge Agreement, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer.

(b)    Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in Section 1l(a). All powers, authorizations and agencies contained in this Pledge Agreement are coupled with an interest and are irrevocable until this Pledge Agreement is terminated and the security interest created hereby is released.

(c)    The power of attorney conferred hereby on Secured Party is solely to protect, preserve and realize upon its security interest in the Pledged Collateral. This power of attorney shall neither create any agency on the part of Secured Party in favor of Pledgor, nor any fiduciary obligations or relationship on the part of any Secured Party for the benefit of Pledgor.

(d)    Anything in this Section 11 to the contrary notwithstanding, Secured Party agrees that it will not exercise any rights provided for in this Section 11 unless an Event of Default has occurred and is continuing.

12.Limitation on Duties Regarding Pledged Collateral. Secured Party’s sole duty with respect to the custody, safekeeping and physical preservation of the Pledged Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as Secured Party deals with similar securities and property for its own account, except that Secured Party shall have no obligation to invest Proceeds held in any deposit or securities account and may hold the same as demand deposits. None of Secured Party, or any of its respective trustees, directors, officers, employees, agents, servicers or advisors shall be liable for failure to demand, collect or realize upon all or any part of the Pledged Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Pledged Collateral upon the request of Pledgor or any other Person or to take any other action whatsoever with regard to the Pledged Collateral or any part thereof. The powers conferred on Secured Party hereunder are solely to protect Secured Party’s interests in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers. Secured Party shall be accountable only for amounts that it actually receive as a result of the exercise of such powers, and neither it nor any of its trustees, servicers, officers, directors, employees, agents or advisors shall be responsible to Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

13.Authorization of Financing Statements. Pledgor hereby authorizes Secured Party to file financing statements with respect to the Pledged Collateral in such form and in such filing offices as Secured Party reasonably determines appropriate to perfect the security interests of Secured Party under this Pledge Agreement.

14.Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Pledged Collateral are irrevocable and powers coupled with an interest.

15.Notices. (a) Notices, requests and demands to or upon Secured Party shall be effected in the manner set forth in Section 6.9 of the Seventeenth Amendment, and (b) notices, requests and demands to or upon any other Pledgor shall be effected in the manner set forth in the applicable Guaranty Agreement.

16.Authority of Secured Party. Pledgor acknowledges that the rights and responsibilities of Secured Party under this Pledge Agreement with respect to any action taken by Secured Party or the exercise or non-exercise by Secured Party of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the securitization trusts which comprise Secured Party, be governed by the intercreditor agreement between such trusts and by such other agreements with respect thereto as may exist from time to time among them, but, as between Secured Party and Pledgors, Secured Party shall be conclusively presumed to be acting as agent for Pledgors with full and valid authority so to act or refrain from acting, and neither Pledgors nor any Issuer shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

17.Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

18.Paragraph Headings. The paragraph headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

19.No Waiver; Cumulative Remedies. Secured Party shall not by any act (except by a written instrument pursuant to Section 20 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

20.Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Pledge Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Pledgor and Secured Party, provided that any provision of this Pledge Agreement may be waived by Secured Party in a letter or agreement executed by Secured Party or by electronic or facsimile transmission from Secured Party. This Pledge Agreement shall be binding upon the successors and assigns of each Pledgor and shall inure to the benefit of Secured Party and Secured Party and their respective successors and assigns. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

21.	Termination and Release.

(a)    This Pledge Agreement (and all of Secured Pa1iy’s rights hereunder), the security interest granted in the Pledged Collateral and all other security interests granted hereby shall terminate when all the Secured Obligations have been paid in full (other than inchoate claims in respect of indemnities or other contingent obligations under the Loan Documents that are not then due and payable and which are expressly stated therein to survive payment in full).

(b)    In connection with any termination or release pursuant to paragraph (a) above, Secured Party shall promptly execute and deliver to Pledgor, at Pledgor’s expense, all Uniform Commercial Code termination statements and similar documents that Pledgor shall reasonably request to evidence such termination or release, and will duly assign and transfer to Pledgor such of the Pledged Collateral that may be in the possession of Secured Party and has not therefore been sold or otherwise applied or released pursuant to this Pledge Agreement, subject to the rights of Second Lien Secured Party under the Intercreditor Agreement executed concurrently herewith. Any execution and delivery of documents pursuant to this Section 21 shall be without recourse to or representation or warranty by Secured Party. Pledgor shall reimburse Secured Party upon demand for all costs and out of pocket expenses, including the reasonable fees, charges and expenses of counsel, incurred by it in connection with any action contemplated by this Section 21.

22.	[Intentionally Omitted.]

23.	Submission to Jurisdiction; Waivers. Pledgor hereby irrevocably and unconditionally:

(a)    submits for itself and its property in any legal action or proceeding relating to this Pledge Agreement and the other Financing Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Pledgor at its address set forth in the Guaranty, or at such other address of which Secured Party shall have been notified pursuant thereto; and

(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

24.Waiver of Certain Damages. Pledgor and Secured Party (on behalf of itself and each Secured Party) hereby waives, to the maximum extent not prohibited by Applicable Law, any right it may have to claim or recover in any legal action or proceeding referred to in Section 23 any special, exemplary, punitive or consequential damages.

25.WAIVER OF JURY TRIAL. PLEDGOR AND SECURED PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS PLEDGE AGREEMENT OR ANY OTHER FINANCING DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

26.Counterparts. This Pledge Agreement may be executed by one or more of the parties to this Pledge Agreement on any number of separate counterparts (including by facsimile transmission or electronic mail transmission in portable document format of signature pages hereto), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an

Executed signature page of this Pledge Agreement by facsimile transmission or by electronic mail in portable document format shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Pledge Agreement signed by all the parties shall be lodged with the Secured Party.

IN WITNESS WHEREOF, each of the undersigned has caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

PLEDGOR:
BLUELINX HOLDINGS INC., a Delaware Corporation
By: /s/ Shyam K. Reddy
Name: Shyam K. Reddy
Title: Senior Vice President, General Counsel and Secretary

ABP MD (BALTIMORE) LLC, a Delaware Limited Liability Company
By: /s/ Shyam K. Reddy
Name: Shyam K. Reddy
Title: Senior Vice President, General Counsel and Secretary

ACKNOWLEDGED AND AGREED:

U.S. BANK NATIONAL ASSOCIATION, A NATIONAL BANKING ASSOCIATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE UNITED STATES OF AMERICA, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY IN ITS CAPACITY AS TRUSTEE FOR THE REGISTERED HOLDERS OF WACHOVIA BANK COMMERCIAL MORTGAGE TRUST, COMMERCIAL MORGAGE PASS-TRHOUGH CERTIFICATES, SERIES 2006-C27

By: LNR Partners, LLC, a Florida Limited Liability Company, as Attorney-in-Fact
By: /s/ Arnold Shulkin
Name: Arnold Shulkin
Title: Vice President

And

WELLS FARGO BANK, N.A., AS TRUSTEE FOR THE REGISTERED HOLDERS OF BANC OF AMERICA COMMERCIAL MORTGAGE PASS-TRHOUGH CERTIFICATES, SERIES 2006-4

By: LNR Partners, LLC, a Florida Limited Liability Company, as Attorney-in-Fact
By: /s/ Arnold Shulkin
Name: Arnold Shulkin
Title: Vice President

ACKNOWLEDGMENT AND CONSENT

The undersigned, the Issuers referred to in the Pledge Agreement, dated the 24th day of March, 2016, to be effective as of the 1st day of March, 2016, by and among Pledgor and U.S. BANK NATIONAL ASSOCIATION, A NATIONAL BANKING ASSOCIATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE UNITED STATES OF AMERICA, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY IN ITS CAPACITY AS TRUSTEE FOR THE REGISTERED HOLDERS OF WACHOVIA BANK COMMERCIAL MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C27 and WELLS FARGO BANK, N.A., AS TRUSTEE FOR THE REGISTERED HOLDERS OF BANC OF AMERICA COMMERCIAL MORTGAGE INC., COMMERCIAL MORTGAGE PASS
THROUGH CERTIFICATES, SERIES 2006-4, in its capacity as Secured Party (the “Pledge Agreement”), hereby acknowledge receipt of a copy of the Pledge Agreement and agree to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to them, including without limitation, Section 5(d) of the Pledge Agreement. The undersigned agree to notify Secured Party promptly in writing of the occurrence of any of the events described in Section 5(a) of the Pledge Agreement. The undersigned further agree that the terms of Section 9(c) of the Pledge Agreement shall apply to them, mutatis mutandis, with respect to all actions that may be required of them under or pursuant to or arising out of Section 10 of the Pledge Agreement.

ISSUERS:

ABP AL (MIDFIELD) LLC	ABP AR (LITTLE ROCK) LLC
ABP CA (CITY OF INDUSTRY) LLC	ABP CA (NATIONAL CITY) LLC
ABP CO II (DENVER) LLC	ABP FL (MIAMI) LLC
ABP FL (LAKE CITY) LLC	ABP FL (TAMPA) LLC
ABP FL (PENSACOLA) LLC	ABP GA (LAWRENCEVILLE) LLC
ABP FL (YULEE) LLC	ABP IL (UNIVERSITY PARK) LLC
ABP IA (DE MOINES) LLC	ABP KY (INDEPENDENCE) LLC
ABP IN (ELKHART) LLC	ABP MA (BELLINGHAM) LLC
ABP LA (SHREVEPORT) LLC	ABP ME (PORTLAND) LLC
ABP MD (BALTIMORE) LLC	ABP MI (GRAND RAPIDS) LLC
ABP MD (BALTIMORE) SUBSIDIARY LLC	ABP MN (MAPLE GROVE) LLC
ABP MI (DETROIT) LLC	ABP MO (KANSAS CITY) LLC
ABP MO (BRIDGETON) LLC	ABP MS (PEARL) LLC
ABP MO (SPRINGFIELD) LLC	ABP NC (CHARLOTTE) LLC
ABP NC (BUTNER) LLC	ABP NJ (DENVILE) LLC
ABP LA (NEW ORLEANS) LLC	ABP NY (YAPHANK) LLC

ADP OH (TALMADGE) LLC	ABP OK (TULSA) LLC
ABP PA (STANTON) LLC	ABP PA (ALLENTOWN) LLC
ABP TN (MEMPHIS) LLC	ABP SC (CHARLESTON) LLC
ABP TX (EL PASO) LLC	ABP TN (ERWIN) LLC
ABP TX (HARLINGEN) LLC	ABP TN (MADISON) LLC
ABP TX (LUBBOCK) LLC	ABP TX (FORT WORTH) LLC
ABP VA (RICHMOND) LLC	ABP TX (HOUSTON) LLC
ABP VT (SHELBURNE) LLC	ABP TX (SAN ANTONIO) LLC
ABP VA (VIRGINIA BEACH) LLC
ABP WI (WAUSAU) LLC

Each entity listed above, each a Delaware limited liability company

By: /s/ Shyam K. Reddy
Name: Shyam K. Reddy
Title: Senior Vice President and General Counsel